EXHIBIT 10.3

WASHINGTON TRUST BANCORP, INC.
2003 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNITS CERTIFICATE

Name of Grantee:	Employee Name
Number of Units:	# Granted
Grant Date:	Grant Date
Vesting Date:	Vesting Date

Washington Trust Bancorp, Inc. (the “Company”) has selected you to receive the grant of restricted stock units identified above, subject to the provisions of its 2003 Stock Incentive Plan (the “Plan”) and the Statement of Terms and Conditions. Acceptance of this grant requires no action on your part. However, if you desire to refuse this grant, you must notify the Company promptly.

WASHINGTON TRUST BANCORP, INC
By:
Name
Title:	Title

STATEMENT OF TERMS AND CONDITIONS
1.Preamble. This Statement contains the terms and conditions of an award of restricted stock units of the Company (the “Restricted Units”) made to the Grantee identified on the attached Certificate pursuant to the Plan. Any consideration due to the Company on the issuance of the Restricted Units has been deemed to be satisfied by past services rendered by the Recipient to the Company. For purposes of this Statement, the defined terms used herein and not otherwise defined shall have the meaning set forth in the Plan.

2.Restrictions on Transfer. The Restricted Units shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of, until and unless the Restricted Units shall have vested as provided in Section 3 of this Statement and a certificate has been issued pursuant to Section 6 of this Statement.

3.Vesting. The term “vest” as used in this Statement means the lapsing of the restrictions that are described in this Statement with respect to the Restricted Units. The Restricted Units shall vest in accordance with the schedule set forth on the Certificate, provided in each case that the Grantee is then, and since the Grant Date has continuously been, employed by the Company or its Subsidiaries. Notwithstanding the foregoing, the Grantee shall become vested in the Restricted Units prior to the vesting date set forth on the Certificate in the following circumstances:

(a)In the event of a Change in Control of the Company (as defined in the Company’s 2003 Stock Incentive Plan), all Restricted Units that have not previously been forfeited shall immediately vest; provided that the Grantee is then employed by the Company or its Subsidiaries.

(b)In the event of the Grantee’s death, all Restricted Units that have not previously been forfeited shall immediately vest; provided that the Grantee was employed by the Company or its Subsidiaries immediately prior to the date of death.

(c)Upon the Retirement of the Grantee prior to the Vesting Date, the Grantee shall vest in a number of his Restricted Units determined by multiplying the number of Restricted Units credited to the Grantee by a fraction, the numerator of which shall be the number of full months from the Grant Date to the date of the Grantee’s Retirement and the denominator of which shall be _______.

4.Forfeiture. In the event the Company terminates the Grantee’s employment or the Grantee terminates his employment on his own initiative prior to the Vesting Date, all Restricted Units that have not previously been forfeited on such date shall be immediately forfeited to the Company.

5.Dividend Equivalents.

(a)In the case of a dividend payable on shares of Common Stock (“Shares”) in the form of cash, the Company shall provide Grantee with additional compensation in an amount equal to the aggregate number of Restricted Units credited to the Grantee as of the record date of the dividend multiplied by the cash dividend per share amount.

(b)In the case of a dividend paid on Shares in the form of Shares, including without limitation a distribution of Shares by reason of a stock dividend, stock split or otherwise, the number of Restricted Units credited to the Grantee shall be increased by a number equal to the product of (i) the aggregate number of Restricted Units that have been awarded to the Recipient through the related dividend record date, and (ii) the number of Shares (including any fraction thereof) payable as dividend on one Share. Any additional Restricted Units shall be subject to the restrictions of this Statement in the same manner and for so long as the Restricted Units remain subject to such restrictions, and shall be promptly forfeited to the Company if and when the Restricted Units are so forfeited.

6.Issuance of Shares.

(a)As soon as practicable following the Grantee’s vesting in the Restricted Units, the Company shall issue to the Grantee a certificate representing the number of Shares equal to the aggregate number of Restricted Units credited to the Grantee on such date in full satisfaction of such Restricted Units. The issuance of certificates may be made in book entry form.

(b)In each instance above, the issuance of Shares to the Grantee shall be subject to the payment by the Grantee by cash or other means acceptable to the Company of any federal, state, local and other applicable taxes required to be withheld in connection with such issuance in accordance with Section 7 of this Statement. The Grantee understands that once Shares have been delivered to the Grantee in respect of the Restricted Units, the Grantee will be free to sell such Shares, subject to applicable requirements of federal and state securities laws. Immediately after the issuance of Shares, this Statement shall terminate and be of no further force or effect.

(c)Notwithstanding the foregoing, in the event the Grantee becomes vested in the Restricted Units on account of his Retirement, if the Grantee is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (“Section 409A”) upon his Retirement, the Shares shall not be issued to the Grantee until the seventh month after the Grantee’s “separation from service” within the meaning of Section 409A.

(d)Notwithstanding the foregoing, if the Grantee met the age or age and service requirement for Retirement and a Change in Control of the Company occurs prior to the issuance of Shares, if the Change in Control of the Company qualifies as a “change in control event” within the meaning of Section 409A, the Shares shall be issued to the Grantee as soon as practicable following the Change in Control of the Company. If the Change in Control of the Company does not qualify as a “change in control event” within the meaning of Section 409A, the Shares shall be issued to the Grantee upon the earliest of (i) the Vesting Date, (ii) the Grantee’s death, or (iii) the Grantee’s “separation from service” within the meaning of Section 409A; provided, however, that if the Grantee is a “specified employee” within the meaning of Section 409A upon his separation from service, the Shares shall not be issued until the seventh month after the Grantee’s separation from service.

7.Tax Withholding. The Grantee expressly acknowledges that the issuance of Shares to him pursuant to the provisions of Section 6 will give rise to “wages” subject to withholding. The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder are subject to the Grantee’s paying to the Company in cash or by having the Company hold back from the Shares to be delivered, Shares having a Fair Market Value calculated to satisfy the withholding requirement of all federal, state, local and any other applicable taxes required to be withheld in connection with such award or vesting.

8.Defined Terms. For purposes of this Statement, “Retirement” shall mean the Grantee’s termination of employment with the Company or a Subsidiary after attaining age 65 or after attaining age 55 with at least ten years of service.

9.Administration. The Committee shall have the authority to manage and control the operation and administration of this Statement. Any interpretation of the Statement by the Committee and any decision made by the Committee with respect to the Statement is final and binding.

10.Amendment. This Statement may be amended only by written statement between the Grantee and the Company, without the consent of any other person.